Exhibit 5 (f)

                                                                BD165
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Allstate Life Insurance Company       Application for
Mail:                                 Allstate Advisor variable annuities
P.O. Box 94260                        Issued by Allstate Life Insurance Company
Palatine, IL 60094-4260
1-800-203-0068 - fax 866-487-8539

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1.SELECT            // ADVISOR    // ADVISOR PREFERRED
  PRODUCT            7-YR. SC    // Package I  // Package II  // Package III
                                    0-YR. SC      3-YR. SC       5-YR. SC
                                               //Program B    //Program B
FOR BROKER USE ONLY:   // Program A            // Program C   // Program C
                       // Program B
                       // Program C
*NOT AVAILABLE         // Program D
 IN ALL STATES
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2. SELECT OPTIONAL BENEFITS
Optional Benefits are subject to certain age and other restrictions. Additional charges may apply. May not be available in all states or with all products. Refer to the contract, riders and prospectus for more details.

Living Benefit Options  Accumulation Benefit (AB) - Select Guarantee Option 1 OR
2. Investment restrictions apply. For more information, please refer to the instruction page:


// Guarantee Option 1.

   Rider Period: ________ years (8 - 20 years)

// Guarantee Option 2.

   Rider Period: ________ years (10 - 20 years)


Death Benefit Options - Select all that apply:
Available for owners, annuitant, and co-annuitant age 0-79.

// Maximum Anniversary Value
//Enhanced Beneficiary Protection
// Earnings Protection Death Benefit
// Spousal Protection Benefit (for certain qualified plans)

BD165                                                      PAGE 1 OF 6 (10/04)


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                                                                    BD165
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3.      Owner
If no Annuitant is
specified in Section 5,
 the Owner will be
 the Annuitant.

_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Street Address (no PO Box or c/o)       // Male // Female   Month Day Year
_________________________________       // Trustee  // CRT  // Grantor  // Non-Grantor
City            State   Zip             Phone # ___/___/____

______________________________________
Mailing address if different from above.
______________________________________
City              State           Zip

Are the Owner(s), Annuitant(s), and Beneficiary(ies) U.S. Citizens? // Yes // No If no, list or provide name and country of each.

___________________________________________________

___________________________________________________


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4.  Joint Owner (if any)

_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Street Address (no PO Box or c/o)      // Male // Female    Month Day Year
_______________________________
City           State          Zip
_________________________________
Relationship to Owner
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5.      Annuitant
Complete only if differnet from the Owner in Section 3.

_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Street Address (no PO Box or c/o)      // Male // Female   Month Day Year
_________________________________
City            State   Zip

        CO-Annuitant
Complete only if Spousal
Protection Benefit is
selected in Section 2.

_________________________________       SS  #/TIN  ___/__/____
Name                                    Date  of  Birth     _____/____/_____
                                       //Male  //Female     Month  Day Year

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6.  Beneficiary(ies)
Spouse must be the sole
primary beneficiary if the
Spousal Protection Benefit is
selected in Section 2.

____________________________________________________________________________
Primary Name               SS#        Relationship to Owner        Percentage
____________________________________________________________________________
Primary Name               SS#        Relationship to Owner        Percentage
____________________________________________________________________________
Primary Name               SS#        Relationship to Owner        Percentage
____________________________________________________________________________
Contingent Name(s)         SS#        Relationship to Owner        Percentage

BD165                                                      PAGE 2 OF 6 (10/04)

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                                                                        BD165
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7.      Type of Plan

// Nonqualified  // Traditional IRA  // SEP-IRA  // Roth IRA
// Other ____________
Tax year for which IRA contributionis being made ______  // Employer // Employee
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8.      Source of Funds

// Initial Payment  // Transfer  // Rollover  // 1035 Exchange
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9. ALLOCATION OF INITIAL PURCHASE PAYMENT

Initial Purchase Payment: $___________ Make check payable to Allstate Life Insurance Company.
Select ONE of the following options.

// 100% of purchase payment allocated to the Variable Accounts in Section 10.

// 100% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to the Variable Account in Section 10. All money must be transferred out of the DCA Account by the end of the selected installment period.


Select ONE: // 6-month DCA Account in ________ (3-6) monthly installments
           // 12-month DCA Account in ________ (7-12) monthly installments


// A portion of purchase payment allocated to the Guarantee Period Accounts* and the remainder allocated to the Variable
Account. Allocations must be whole percentages and must add up to 100%. Not available if AB was selected in Section 2.

Portion to allocate to Guarantee Period Accounts**
                     // 1-Year Guarantee Period ________ %
                     // 3-Year Guarantee Period ________ %
                     // 5-Year Guarantee Period ________ %
                     // 7-Year Guarantee Period ________ %
                    // 10-Year Guarantee Period ________ %

Portion to allocate to Variable Account
                            // Variable Account ________ %
                                          TOTAL __100___ %

// Growback Strategy* - A portion of purchase payment allocated to the ______ (3, 5, 7, or 10) Year Guarantee Period Account** and the remainder allocated to the Variable Account. The portion allocated to the Guarantee Period Account will grow to an amount equal to the initial purchase payment by the end of the guarantee period, assuming no withdrawals or transfers. Not available if AB was selected in Section 2.

This strategy may be terminated or modified at any time by the insurer (except in OR and WA) or me by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the insurer may delay processing the scheduled transfer if enrolling in Systematic Withdrawals.

* May not be available in all states or with all products.

** The 3, 5, 7, and 10-year Guarantee Period Accounts are subject to Market Value Adjustment (MVA). MVA accounts are not standard fixed accounts and do not have a contractually guaranteed minimum interest rate. See contract or prospectus for more details. Guarantee Period Accounts may not be available in all products. GA, MD, OR, TX, and WA: MVA does not apply in these states. MA:
The 1-year guarantee period account is not available.

BD165                                                        PAGE 3 OF 6 (10/04)
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BD165
10 INVESTMENT CHOICES
Complete this section to provide instructions for allocating your initial purchase payment to the Variable Account.

Allocations must be whole percentages and add up to 100% (excluding any portion of purchase payment allocated to Guarantee Period Accounts above).

If you are also selecting the Accumulation Benefit (see Section 2), your allocation options may be limited. Please refer to the instruction page.

Money Market
// Putnam VT Money Market _____%
// Van Kampen LIT Money Market _____%
Bond
// FTVIP Franklin U.S. Government _____%
// Oppenheimer Bond/VA _____%
// Oppenheimer Strategic Bond/VA _____%
// Putnam VT Income _____%
// STI Classic Investment Grade Bond _____%
High Yield Bond
// Lord Abbett Series Fund - Bond-Debenture _____%
// Oppenheimer High Income/VA _____%
// Putnam VT High Yield _____%
Large Cap Value
// FTVIP Franklin Growth and Income Securities _____%
// Lord Abbett Series Fund - All Value _____%
// Lord Abbett Series Fund - Growth and Income _____%
// Putnam VT Growth and Income _____%
// Putnam VT New Value _____%
// STI Classic Growth and Income _____%
// STI Classic Value Income Stock _____%
// Van Kampen LIT Comstock Portfolio _____%
// Van Kampen LIT Growth and Income _____%
Large Cap Blend
// Oppenheimer Capital Appreciation/VA _____%
// Oppenheimer Main Street/VA _____%
// Putnam VT Investors _____%
Large Cap Growth
// FTVIP Franklin Large Cap Growth Securities _____%
// Putnam VT Voyager _____%
// STI Classic Capital Appreciation _____%
// Van Kampen LIT Emerging Growth _____%
// Van Kampen UIF Equity Growth _____%
Mid Cap Value
// FTVIP Mutual Shares Securities _____%
// Lord Abbett Series Fund -Mid-Cap Value _____%
// Van Kampen UIF U.S. Mid Cap Value _____%
Mid Cap Growth
// Lord Abbett Series Fund - Growth Opportunities _____%
// Oppenheimer Aggressive Growth/VA _____%
// Putnam VT Vista _____%
// STI Classic Mid-Cap Equity _____%
// Van Kampen LIT Aggressive Growth _____%
Small Cap Value
// FTVIP Franklin Small Cap Value Securities _____%
// STI Classic Small Cap Value Equity _____%
Small Cap Blend
// Oppenheimer Main Street Small Cap/VA _____%
Small Cap Growth
// Van Kampen UIF Small Company Growth _____%
Balanced
// FTVIP Franklin Income Securities _____%
// Oppenheimer Balanced/VA _____%
// Putnam VT The George Putnam Fund of Boston _____%
// Putnam VT Global Asset Allocation _____%
// Van Kampen UIF Equity and Income _____%
Global and International
// FTVIP Templeton Developing Markets Securities _____%
// FTVIP Templeton Foreign Securities _____%
// Oppenheimer Global Securities/VA _____%
// Putnam VT International Equity _____%
// STI Classic International Equity _____%
// Van Kampen UIF Global Franchise _____%
Specialty
// Van Kampen UIF Emerging Markets Debt _____%
// Van Kampen UIF U.S. Real Estate _____%
                                                 Total 100%

BD165                                                        PAGE 4 OF 6 (10/04)
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                                                                       BD165



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11
   SPECIAL   (Attach       separate      page      if      necessary.)
   REMARKS
Insurance home
office endorsements    _________________________________________________________
are not applicable in  _________________________________________________________
Pennsylvania.          _________________________________________________________
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12 FRAUD
   WARNINGS
The following states require the applicant to acknowledge a fraud warning statement. Please refer to the fraud warning for your state.

ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, TENNESSEE Any person who knowingly and with intent to defraud any insurance company or other person and who files an application for insurance or statement of claim containing any materially false information, or conceals, for the purpose of misleading, information concerning any false materials, thereto commits a fraudulent insurance act, which is a crime and subject such person to criminal and civil penalties.

ARIZONA Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within thirty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.


COLORADO It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.


DISTRICT OF COLUMBIA WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer of any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

GEORGIA Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

LOUISIANA Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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13 REPLACEMENT INFORMATION
Do you have any existing annuity or life insurance contracts? // Yes // No
Will the annuity applied for replace one or more existing annuity or life insurance contracts? // Yes //No (If yes, please complete the following.)
Company: __________________________________ Policy No. _________________________
Cost Basis Amount: $_______________________ Policy Date: _______________________
Have you purchased another annuity during the current calendar year? // Yes// No Do you or any joint owner currently own an annuity issued by the insurer?
// Yes // No

BD165                                                        PAGE 5 OF 6 (10/04)
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14 OWNER'S ACKNOWLEDGMENTS

// I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI)

Annuities  and  insurance  products  are  not  insured  by the  Federal  Deposit
Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union Association (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested. BD165

I / WE HAVE READ THE DISCLOSURE STATEMENT ABOVE.

UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1.THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

2.I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
(IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

3.I AM A U.S. PERSON (INCLUDING U.S. RESIDENT ALIEN).

A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity prospectus. Any additions or corrections to this application are subject to my approval. By accepting the annuity issued, I confirm these modifications.

I have read the applicable fraud warning for my state in Section 12.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. I UNDERSTAND THAT WITHDRAWALS MADE PRIOR TO THE END OF A GUARANTEE PERIOD FOR THE MVA FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT (MVA) WHICH MAY BE POSITIVE OR NEGATIVE.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

________________________________________________________________________________
Owner's Signature                                 Joint Owner's Signature
________________________________________________________________________________
Signed at:City, State                             Date
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 15 FOR AGENT USE
To the best of your knowledge, as Agent, does the owner have an existing annuity or life insurance contract? // Yes // No
Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? // Yes // No

________________________________________________________________________________
Licensed  Agent  Signature             Print  Name              Broker/Dealer
________________________________________________________________________________
Social  Security  Number (required)    Address
________________________________________________________________________________
Licensed  I.D. #                       E-mail  address          Telephone

Note to agent:Please make sure client name and social security number appear on all client checks.

BD165                                                        PAGE 6 OF 6 (10/04)
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